ARTICLES OF INCORPORATION
                              Of
                 SILVER RAMONA MINING COMPANY

KNOW ALL MEN BY THESE PRESENTS:
That we, the undersigned, being natural persons of full age and citizens of the united States, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the general corparation law of the State of Idaho and acts amendatory thereof and supplemental thereto, do hereby certify as follows:

FIRST
The name of the corporation is SILVER RAMONA MINING COMPANY.

SECOND
The purposes and objects for which the corporation is formed are:
  (a) To purchase, locate, lease, or otherwise acquire, mines, mining claims, mining rights, and land and any interest therein, and explore, work, exercise, develop, and turn to account the same; to quarry, mine, smelt, refine, dress, amalgamate, and prepare for market, ore metal and mineral substances of all kinds, and to carry on any other operations or business which may seem necessary, convenient, or incidental to any of the objects of the company to buy, sell, manufacture, and deal in minerals, plants, machinery, implements, conveniences. provisions, and things capable of being used in connection with the mining or other operations of this corporation, or required by workmen and others employed by the company; to construct, carry out, maintain, improve, manage, work, control, and superintend, any roads, ways, railways, bridges, reservoirs, watercourses, aqueducts, wharves, furnaces, mills, crushing works, hydraulic works, factories, warehouses, and other works and conveniences which may seem necessary, convenient, or incidental to any object of the company and to contribute to subsidize, or otherwise aid or take part in any ouch operations;
  (b) To buy, sell, acquire, hold, own, mortgage, pledge, lease, assign, transfer, trade and deal ~n and with all kinds of personal property, goods, wares and merchandise of every kind, nature end description;
  (c) To buy, sell, lease, let, mortgage, exchange or otherwise acquire or dispose of lands, lots, house., buildings and real property, hereditaments and appurtenances of all kinds and wheresoever situated, and of any interest and rights therein. to the same extent as natural persons might or could do, and without limit a~ to amount;
  (d)     To  acquire by purchase, subscription, or otherwise,
     and to own, hold, sell, negotiate, assign, deal in, exchange, transfer, mortgage, pledge, or otherwise dispose of, any shares of capital stock, scrip, bonds, mortgages, securities, or evidences of indebtedness, issued or created by any other corporation, joint stock company or association, public or private, or by whomsoever issued, and while the holder or owner thereof to possess and exercise Be ~n respect thereof any and all rights, powers and privileges of ownership, including the right to vote thereon;
(e) To make, perform and carry out contracts of every kind and description made for any lawful purpose `-, without, - limit as to amount, with any person, firm, association or corporation, either public or private, or with any territory or government, or any agency thereof;
(f) To borrow money, to draw, make, accept, endorse, transfer, assign, execute and issue bonds, debentures, promissory notes, and other evidences of indebtedness, and for the purpose of securing any of its obligations or contracts to convey, transfer, assign, deliver, mortgage and/or pledge all or any part of the property or assets, real or personal, at any time owned or held by this corporation, upon such terns and conditions as the Board of Directors shall authorize, and a. may be permitted by law;
(g) To acquire, hold, sell, reissue, or cancel, any shares of its own capital stock; provided, however, that this corporation may not use any of its funds or property for the purchase of its own common stock when such use would cause any impairment of the capital of this corporation, and provided further that the shares of its own capital stock belonging to this corporation shall not be voted directly or indirectly;
(h) To purchase or otherwise acquire the whole or any part of the property, assets, business and good-will of any other person, firm, corporation or association, and to conduct in any lawful manner the business 80 acquired, and to exercise all the powers necessary or convenient in and about the conduct, management and carrying on of such business;
  (i) To organize, incorporate and reorganize subsidiary corporations and joint stock companies and associations for any purpose permitted by law;
  (j) To have one or more officers to carry on all or any part of its operations and business, and to do all and everything necessary, suitable, convenient or proper for the accomplishment of any of the purposes, or the attainment of any one or more of the objects herein named, or which shall at any time appear conducive or expedient for the protection or benefit of the corporation, and which now or hereafter may be authorized by law, and this to the same extent and as fully as natural persons might or could do, as principals, agents, contractors, trustees, or otherwise, and either alone or in connection with any firm, person, association or corporation;
(k) To have and to exercise any and all powers and privileges now or hereafter conferred by the laws of the State of Idaho upon corporations formed under the general corporation laws of said state, or any act amendatory thereof, or supplemental thereto or substituted therefore The foregoing clauses are to be construed both as objects and powers; and it is hereby expressly provided that enumeration herein of specific objects and powers shall not be held to limit or restrict in any manner -the general powers of the corporation; provided, however, that nothing contained herein shall be deemed to authorize or permit the corporation to carry on any business or to exercise any power or to do any act which a corporation formed under the act hereinbefore referred to, or any amendment thereof  or supplement thereto, or substitute therefor,  may not at the time lawfully carry on or do. It is the intention that the purposes, objects and powers specified in the subparagraphs above, (a) to (k) inclusive, of paragraph Second of these Articles of Incorporation, shall, except as otherwise expressly provided, in no wise be limited or restricted by reference to, or inference from, the terms of any other subparagraph. clause or paragraph of these Articles of Incorporation.

THIRD
The corporation is to have perpetual existence.

FOURTH
The location and post office address of the registered office of the corporation is: P.O. Box 502, Osburn, Idaho.

FIFTH
The amount of the capital stock of this corporation shall be, and is, THREE HUNDRED THOUSAND DOLLARS ($300,000.00), divided into three million (3,000,000) shares of common stock at the par value of TEN CENTS (10 cents) per share.

SIXTH
The name. and post office addresses of the incorporators,
and  the  number  of  shares subscribed for by  each,  are  as follows:
NAME                  ADDRESS                  NO. OF SHARES
Dale      B.     Lavigne                305     Larch     Ave.
  1
                      Osburn, Idaho

Lewis.      J.      Lavigne              Montgomery      Gulch
  1
                      Idaho

Duane      E.     Little                211     West     Elder
  1
                      Kellogg, Idaho

Robert S. Turnbow     P.O. Box 1057                      1
                      Kellogg, Idaho


SEVENTH
The private property of the stockholders of the corporation shall not be subject to the payment of corporate debts to any extent whatever, and the shares of the corporation shall not be subject to assessment for the purpose of paying expenses, conducting business, or paying debts of the corporation.

EIGHTH
The number of directors of the corporation shall be as specified in the by-laws, and such number may from t, ms t~ time be increased or decreased in such manner as may be prescribed t . in the by-laws, provided the number of directors of the corpora tion shall not be less than three. In case of any increase in the number of directors, the additional directors may be elected by the directors then in office, and the director so elected shall hold office until the next annual meeting of the stockholders and until their successors are elected and qualified.

NINTH
Stockholders of the corporation shall have preemptive and preferential right of subscription to any shares of stock of the corporation, whether now or hereafter authorized, or to any obligations convertible into stock of the corporation, and shall first offer such issue of stock or obligations to the stockholders of the corporation. (Note this provisions has been repealed by action of the Board of Directors.)
TENTH
A voluntary sale, lease or exchange of all of the property and asset. of the corporation, including its good-will and it.
corporate franchises, may be made by the Board of Directors upon such terms and conditions as it may deem expedient and for the best interests of the corporation.
ELEVENTH
No contract or other transaction between the corporation and any other corporation and no act of the corporation shall in any way be affected or invalidated by the fact that any of the directors of the corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation; any director individually, or any firm of which any director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the corporation, provided that the fact that they or such firm is interested shall be disclosed or shall have been known to the Board of Directors or a majority thereof; and any director of the corporation who is also a director or officer of such other corporation, or who is so interested, may be counted in determining the existence of ~ quorum at any meeting of the Board of Directors of the corporation which shall authorize any such contract or such transaction, with like force and effect as if he wore not such director or officer of such other corporation or not so interested.

TWELFTH
The Board of Directors is expressly authorized to repeal and amend the by-laws of the corporation end to adopt new by laws, and the corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by law, by a majority vote of the shareholders represented in person or by proxy at any annual meeting of the shareholders or at any meeting duly called for that purpose, except where the laws of the said State of Idaho otherwise provide.

IN WITNESS WHEREOF, We have hereunto set our hands and seals this 15th day of May , 1967.

                                __________/s/___________
                                (Dale B. Lavigne)

                                __________/s/___________
                                (Duane E. Little)

                                __________/s/___________
                                (Robert S. Turnbow)

                                __________/s/___________
                                (Lewis Lavigne)



: STATE OP IDAHO   )
)
County of )
On this 15th day of May , 1967, before me, the undersigned, a notary public in and for said state, personally appeared DALE
B. LAVIGNE, LEWIS J. LAVIGNE, DUANE E. LITTLE and ROBERT S. TURNBOW, known to me to be the persons whose names are subscribed to the within instrument, and acknowledged to me that they executed the same, and that they are persons over the age of twenty-one years and citizens of the United Staten of America.
IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first written.
                                __________/s/___________
                                (Mary H. Maisel)

                                Notary Public for Idaho
                                Residing at Kellogg, Idaho


                          THE BY-LAWS OF
                   Silver Ramona Mining Co.
******************

ARTICLE I

MEETINGS OF STOCKHOLDERS
Section 1. Place of Meeting. All meetings of the Stockholders of this Corporation shall be held at the principal office or place of business of the Corporation in Osburn, Idaho or at such other place or places, either within or without the State of Idaho, as the Board of Directors may order or direct before the call of the meeting, and the place of meeting shall be stated in the notice or call for the meeting.
Section 2. Annual Meetings. The annual meetings of Stockholders for the election of Directors and for the transaction of such other business as may come before the meeting, shall be held at 2:00 o clock P.M. on the second Tuesday in the month of January, in each year, if not a legal holiday, and if a legal holiday, then on the first day following that is not a legal holiday. All business lawful to be transacted at any Stockholders meeting without further or special notice.
Section 3. Notice of Meetings. Notice of all Stockholders meetings shall be given to all Stockholders entitled to a vote at such meeting in the manner required by the laws of the State of Idaho, but such notice may be waived either before or after holding of the meeting.
Section 4. Deferred Annual Meeting. If for any reason the annual meeting of the Stockholders be not held as hereinbefore provided, such annual meeting shall be called by the President, or by the Directors, as soon as it conveniently may be. If the election of Directors has not been held as hereinbefore provided, it shall be the duty of the Secretary, upon the request of Stockholders holding not less than twenty per cent (20p) of the issued stock, to call a meeting of the Stockholders, as provided in Section 3 of this Article, for the election of Directors, and for the transaction of any business that may be considered at an annual meeting.
Section   5.  Special  Meetings.  Special  meetings   of   the
Stockholders may be called at any time upon the conditions and in the manner provided by law If the Secretary shall neglect or refuse to issue a call for the special meeting within ten
(10) days after being duly requested so to do, the Director or Stockholder or Stockholders making request may proceed to issue the call for such meeting. Notice of such special meeting shall be given as provided in Section 3 of this Article.

Section 6. Consent Meetings. Whenever all parties entitled to vote at any meeting, whether of Directors or Stockholders, consent either by writing on the records of the meeting or filed with the Secretary, or by presence at such meeting and oral consent so entered on the minutes, or by taking part in the deliberations at such meeting without objection, the doings of such meeting shall be valid as if had at a meeting regularly called and noticed, and at such meeting any business may be transacted which is not excepted from the written consent, or to the consideration of which no objection for want of notice is made at the time, and if any meeting be irregular for want of notice or such consent, provided a quorum was present at such meeting, the proceedings of such meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by a writing signed by all parties having the right to vote at such meeting; such consent or approval of Stockholders may be by proxy or power of attorney in writing.
Section 7. Quorum. The provisions of the laws of the State of Idaho in effect at the time of the holding of any meeting, as to what shall constitute a quorum, shall govern and control in all cases.
Section 8. Voting Rights. The persons entitled to receive notice of and to vote at any Stockholders meeting shall be determined from the records of the Corporation on the date of mailing of the notice or on such other date not more than fifty (50) nor less than ten (10) days before such meeting as shall be fixed in advance by the Board of Directors.
Section 9. Voting of Shares by Certain Holders.

(a) Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.

(b) Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

(c) Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in the appropriate order of the court by which such receiver was appointed.

(d) A Stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

(e) Neither treasury shares, nor shares of its own stock held by a corporation in a fiduciary capacity, nor shares held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation is held by the corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.
Section 10. Proxies. Every Stockholder entitled to vote or to execute any waiver or consent may do so either in person or by written proxy duly executed and filed with the Secretary of the corporation. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.
Section 11. Officers. The President of the corporation shall preside at all meetings of the Stockholders. In his absence, the Vice President shall preside. In the absence of all of these officers, any Stockholder, or the duly appointed proxy of any Stockholder, may call the meeting to order and a chairman shall be elected from among the Stockholders present. The Secretary of the Corporation shall act as Secretary at all meetings of the Stockholders, but in his absence, the presiding officer may appoint any person to act as secretary of the meeting.
Section 12. Order of Business. At all meetings of Stockholders, the following order of business shall be observed, as far as consistent with the purposes of the meeting, viz:
1.Calling the roll to determine the stock represented  at  the meeting. Reading of notice and proof of call of meeting.
3.Reports of Officers.
4.Reports of Committees.
5.Unfinished Business.
6.New Business.
7.Election of Directors.
8.Miscellaneous Business.


ARTICLE II

DIRECTORS
Section 1. Powers. The property, business and affairs of the Corporation shall be controlled and managed by the Board of Directors.
Section 2. Number. The number of Directors shall be not less than Three nor more than Six , and said number may be increased by amendment of these By-Laws. The number of the first Board of Directors shall be Four . Upon an increase, the Directors in office shall elect additional Directors. The Directors shall be elected annually and shall continue in office until their successors are elected and qualified.
Section 3. Vacancies.
  (a) A vacancy in the Board of Directors shall exist upon the death, resignation or removal of any Director.
  (b)     Vacancies in the Board of Directors may be filled by
     a
     majority of the remaining Directors though less than a quorum, or by a sole remaining Director. Each Director so
     elected  shall  hold  office  for  the  balance  of   the
     unexpired term of his predecessor
     and until his qualified successor is elected and accepts office.
  (c) The Stockholders may at any time elect a Director to fill any vacancy not filled by the Directors, and shall elect the additional Directors in the event an amendment of the By-Laws is adopted increasing the number of Directors.
Section 4. Quorum. A majority of the duly elected Directors shall constitute a quorum, and the acts of a majority of the Directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors, except in cases where the statutes of the State of Idaho otherwise provide.
Section 5. Time and Place of Meetings. The Directors may hold their meetings at such place or places in the State of Idaho or outside the said State as the Board may from time to time determine. Until otherwise ordered by the Board of Directors, regular meetings of the Board shall be held monthly at the general office of the Corporation in , on the second Tuesday of each month at the hour of 2:00 o clock P.M., if not a legal holiday, and if a legal holiday, then on the succeeding day not a legal holiday. No notice need be given any Directors of the regular meetings of the Board.
Section 6. Removal of Directors. The entire Board of Directors or any individual Director may be removed from office by a majority vote of the Stockholders at a special meeting called for that purpose.
Section 7. Special Meetings. Special meetings of the Board of Directors may be held whenever called by the President or by two of the Directors for the time being in office. The Secretary shall give notice of any special meeting by mailing the same at least five days before the meeting to each Director, but such notice may be waived by any Director. At any meeting at which every Director shall be present, even though without any notice, any business may be transacted.

Section 8. Organization Meetings. Unless the Directors have by call or waiver of notice convened and organized, they must convene on the 10th day after their election, at 2:00 o clock P.M., at the office of the Corporation at Osburn. Idaho , and organize by the election of officers, and for the transaction of any business pertaining to the affairs of the Corporation. No notice of the time, place and purpose of such meeting shall be required, but the Secretary of the Stockholders meeting, at which the Directors were elected shall immediately after the adjournment of such meeting, notify by mail all Directors of their election, but failure to give such notice shall not invalidate the organization of the Board, the election of officers, or any business transaction at such meeting of the Directors. The Directors present, even though less than a majority, shall constitute a quorum. If the tenth day after the election of Directors falls on a holiday, such organization meeting shall be held on the first day thereafter not a legal holiday.

ARTICLE III

OFFICERS
Section 1. Executive Officers. The executive officers of the Corporation shall be a President, one or more Vice Presidents, a Treasurer, a Secretary and one or more Assistant Secretaries, as the Board shall elect. They shall be elected by the Directors and shall hold office for one year and until their successors are elected and qualified, and shall, except as hereinafter provided, perform the usual duties pertaining to their respective offices, and as may from time to time be ordered by the Board of Directors.
Section 2. Additional Officers and Agents. The Board of Directors may appoint such other officers or agents as they shall deem necessary, who shall perform such duties as from time to time may be prescribed by the Board of Directors, and the Board may vest the power to appoint such subordinate officers or agents in the president, or in any other officer of the Corporation, or in any committee of the Board.
Section 3. Removal. All officers and agents of the Corporation shall be subject to removal at any time by the affirmative vote of a majority of the whole Board of Directors. All officers, agents and employees, other than officers appointed by the Board of Directors, shall hold office at the discretion of the committee or of the officer appointing them.

ARTICLE IV
POWERS OF OFFICERS

Section 1. The President. The President shall be the chief executive officer of the Corporation. He shall have general management of the business of the Corporation and general supervision of the other officers. He shall preside at all meetings of the stockholders and of the Board of Directors and see that all orders and resolutions of the Board are carried into effect, subject, however, to the right of the Board to delegate to any other officer or officers of the Corporation any specific powers, other than those that may be by law conferred only upon the President. He shall execute in the name of the corporation all deeds, bonds, mortgages, contracts and other documents authorized by the Board of Directors, except in cases where the execution thereof shall be expressly delegated by the Board or these By-Laws to some other officer or agent of the Corporation. He shall be ax-officio a member of all standing committees and shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation.
Section 2. Vice President. A Vice President shall perform the duties and exercise the powers of the President in case of his sickness, disability or temporary absence from the office of the Corporation and shall perform such other duties as may from time to time be granted or imposed by the Board of Directors.
Section 3. The Secretary. The Secretary shall attend all sessions of the Board and all meetings of Stockholders held at the office of the Corporation and act as clerk thereof and record all votes and the minutes of all proceedings in a book to be kept for that purpose. He shall perform like duties for the executive and standing committees when required. He shall give, or cause to be given, notice of meetings of the Stockholders and of the Board of Directors when notice is required to be given under these By-Laws or any resolution of the Board. He shall have custody of the seal of the Corporation and affix and attest the seal to all authorized documents requiring a seal. He shall keep the stock ledger of the Corporation, and in general perform the duties usually incident to the office of Secretary, and such further duties as shall from time to time be prescribed by the Board of Directors or the President.
Section 4. The Treasurer. The Treasurer shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such banks and depositories as may be designated by the Board of Directors, but shall not be personally liable for the safekeeping of any funds or securities so deposited pursuant to the order of the Board. He shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and Directors at the regular meeting of the Board, and whenever they may require, accounts of all his transactions as Treasurer and of the financial condition of the Corporation. He shall perform the duties usually incident to the office of Treasurer and such other duties as may be prescribed by the Board of Directors or the President.
Section 5. Delegating Powers to Other Officers. 1n case of the absence of any officer of the Corporation, or for any other reason that may seem sufficient to the Board, the Board of Directors may delegate his duties and powers for the time being to any other officer, or to any director.

Section 6. Assistant Secretary and Assistant Treasurer. The Board of Directors may appoint an Assistant secretary with authority to perform such of the duties delegated to, the Secretary by these By-Laws as may from time to time be ordered by t;-e Board of Directors, and they may likewise appoint an Assistant Treasurer, with authority to discharge and perform sucn of the duties and powers assigned to the Treasurer by these By-Laws as may from time to time be ordered by said Board.
Section 7. Bonds of Officers. The Directors may, by resolution, require any or all of the officers of the Corporation to give bond with sufficient surety, conditioned for the faithful performance of tile duties of their respective offices.

ARTICLE V
CORPORATE RECORDS AND REPORTS

Section 1. Records. The Corporation shall maintain adequate and correct books, records and accounts of its business and properties. All of such books, records and accounts shall be kept at its place of business as fixed by the Board of Directors from time to time, except as otherwise provided by law.

Section 2. Checks, Drafts, etc. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by resolution of the Board of Directors.
Section 3. Execution of Documents. The Board of Directors may, except as otherwise provided in the By-Laws, authorize any officer or agent to enter into any contract or execute any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances. Unless so authorized by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement, or to pledge its credit, or to render it liable for any purpose or for any amount.

ARTICLE VI

CERTIFICATES AND TRANSFERS OF SHARES
  Section   1. Certificates. The certificates for shares of
  the
capital stock of the Corporation shall be in such form, not inconsistent with the Certificate of Incorporation, as shall be prepared or be approved by the Board of Directors. The certificates shall be signed by the President, or Vice President, and also by the Secretary, or Assistant Secretary, and sealed with the corporate seal.
  Section   2. Registration. The Board of Directors shall have
power and authority to make all such rules and regulations as they may deem expedient, concerning, the issue, transfer and registration of certificates of the snares of the capital stock of the Corporation, and may appoint a transfer agent and registrar of transfers, and may require all stock certificates to bear the signature of such transfer agent and of such registrar of transfers.
  Section   3. Closing Transfer Books. The stock transfer
  books
shall be closed for the meeting of the stockholders and for the payment of dividends, during such period as from time to time may be fixed by the Board of Directors, and during such periods no stocks shall be transferable.

ARTICLE VII

GENERAL PROVISIONS
  Section   1. Seal. The Board of Directors shall provide a
suitable seal, with the name of the Corporation and the word Idaho in circular form about the outer edge, and the words Corporate Seal in the center thereof, so mounted as to be capable of impressing said words on paper in raised letters, which seal shall be in charge of the Secretary. When directed by the Board of Directors, a duplicate of the seal may be kept and used by the Treasurer and by any Assistant Secretary.
     Section 2. Fiscal Year. The fiscal or business year
of the    Corporation shall begin on the first day of January

and end on the first day of January     following.

     Section 3. Amendment of By-Laws. The By-Laws of the Corporation may be amended or repealed and new By-Laws may be adopted by the Stockholders and by the Board of Directors in the manner authorized by the laws of the State of Idaho in effect at the time of such amendment.
DATED This 7th day of July
1967.